UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                -----------------

                                    FORM 8-K

                                ----------------

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) September 19, 2003


                            CHURCH & DWIGHT CO., INC.
             (Exact name of registrant as specified in its charter)


Delaware                              1-10585                    13-4996950
--------                              -------                    ----------
(State or other jurisdiction of      (Commission                (IRS Employer
incorporation)                       File Number)         Identification Number)


                            469 North Harrison Street
                        Princeton, New Jersey 08543-5297
                    (Address of principal executive offices)


                                 (609) 683-5900
              (Registrant's telephone number, including area code)

Item 5.           Other Events

         This Form 8-K is being filed for the principal purpose of providing, in one document, a description of the common stock of Church & Dwight Co., Inc. (the "Company"). In accordance with the interpretation of the staff of the Division of Corporation Finance of the Securities and Exchange Commission set forth in Section G.99 and H.29 of the Division of Corporation Finance Manual of Publicly Available Telephone Interpretations (July 1997), the Company intends to incorporate by reference the description of the Company's Common Stock in this Form 8-K in connection with future filings on Form S-3 and Form S-8 in lieu of incorporation by reference of a description of the common stock contained in a registration statement filed under the Securities Exchange Act of 1934.

         In addition, the Company is filing, as an exhibit, the current version of its By-laws, as amended to date.

                           DESCRIPTION OF COMMON STOCK

General
-------

         Our authorized common stock consists of 100 million shares of common stock, $1.00 par value per share. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available for distribution. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock. Holders of common stock will have no liability for further calls or assessments and will not be personally liable for the payment of our debts except as they may be liable by reason of their own conduct or acts.

Anti-Takeover Effects of Provisions of Delaware Law and Our Charter Documents
-----------------------------------------------------------------------------

         Delaware Takeover Statute. We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. Under Section 203, an interested stockholder generally is defined as a person who, together with affiliates and associates, owns (or within the three prior years did own) 15% or more of the corporation's outstanding voting stock.

         Charter Documents. Our restated certificate of incorporation provides that special meetings of stockholders may only be called by a majority of the directors then in office or by the Chief Executive Officer. Our restated certificate of incorporation also authorizes our board of directors to issue preferred stock that may have voting rights and, if convertible into common stock, could increase the number of shares of common stock outstanding.

         Additionally, our restated certificate of incorporation:

o provides that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by a consent in writing;

o        provides for a classified board of directors;

o provides that directors may be removed only for cause, and, if so removed, may be replaced by stockholders at the meeting at which such removal is effected by the affirmative vote of holders of at least two-thirds of the shares of our stock entitled to vote for the election of directors; otherwise, the Board of Directors will fill the vacancy; and

o provides that the authorized number of directors may be changed only by a resolution adopted by a majority of the "entire board of directors," which is based on the total number of director positions, including vacant positions, and that the board may appoint new directors to fill any newly created directorships.

These additional provisions may be amended only by the affirmative vote of holders of two-thirds of the shares of our stock entitled to vote generally on the election of directors.

         In addition, our restated certificate of incorporation provides that stockholders must give us advance notice, at least 120 days prior to the anniversary of the mailing of last year's proxy materials, of a proposed nominee for director or of any business to be brought by a stockholder before a stockholders' meeting. The notice must contain specified information.

         Our restated certificate of incorporation also provides that the following transactions require the affirmative vote of holders of at least two-thirds of the shares of our stock entitled to vote generally on the election of directors, unless the transaction has been approved by two-thirds of the directors then in office (in which case approval by holders of a majority of the votes cast by holders entitled to vote on the matter is sufficient):

                  (i) the merger or consolidation with any other corporation, other than a merger or consolidation with a wholly-owned direct or indirect subsidiary in which we are the surviving corporation and all of our stockholders retain the same proportional voting and equity interest which they had in us prior to the consummation of the transaction; or

                  (ii) any sale, lease, exchange or other disposition other than in the ordinary course of business to another entity or person of assets in excess of 25% of the value of our gross assets on a consolidated basis at the time of the transaction.

         These provisions were designed to help assure that all of our stockholders will be treated similarly if certain kinds of business combinations are effected. However, these provisions may make it more difficult to accomplish certain transactions that are opposed by the incumbent board of directors and that could be beneficial to stockholders.

         Delaware law and these charter provisions may have the effect of deterring hostile takeovers or delaying changes in control of our management, which could depress the trading price of our common stock.

Stockholder Rights Plan
-----------------------

         In 1999, we renewed the stockholder rights plan that we had adopted in 1989. The rights plan was designed to protect our stockholders in the event of an unsolicited unfair offer to acquire us and to encourage a potential bidder to negotiate with our board of directors. Under the rights plan, each outstanding common share is entitled to one right which is evidenced by the common stock certificate. Each right entitles the registered holder to purchase from us one-hundredth of a share of junior participating cumulative preferred stock at a purchase price of $200.00 per one-hundredth of a share. If certain circumstances occur, including the acquisition by a person of 20% or more of the outstanding shares of our common stock, each holder of a right (other than the acquiring person or group) will be entitled to purchase a number of shares of our common stock at a substantial discount. If we are involved in a merger or other business combination at any time after the rights become exercisable, the rights will entitle the holder to acquire a certain number of shares of common stock of the acquiring company at a substantial discount. The rights are redeemable by us under certain circumstances at a redemption price of $.01 per right. The rights will expire on September 13, 2009, unless previously redeemed.

         The ability of the stockholders other than the acquiring person or group to purchase additional shares at a discount, among other provisions in the rights plan, could cause an unapproved takeover to be much more expensive to a potential acquirer, resulting in a strong incentive for the potential acquirer to negotiate with our board of directors to redeem the rights or approve the transaction, rather than pursue a hostile strategy.

Item 7.           Financial Statements, Pro Forma Financial Information and
                  Exhibits.

                  (c)      Exhibits

                            Exhibit No.     Description
                            ----------      -----------
                                3.1         By-laws, as amended


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  September 19, 2003



                                      CHURCH & DWIGHT CO., INC.

                                      By:    /s/ ROBERT A. DAVIES III
                                             ------------------------
                                               Robert A. Davies III
                                              Chief Executive Officer